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                                                                    EXHIBIT 11.1

                            LASER POWER CORPORATION

                  STATEMENT RE: COMPUTATION OF PER SHARE DATA
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                     FISCAL YEARS ENDED AUGUST    SIX MONTHS ENDED
                                                                31,                FEBRUARY 29/28
                                                    ---------------------------   ----------------
                                                     1994      1995      1996      1996      1997
                                                    -------   -------   -------   -------   ------
HISTORICAL INFORMATION:
  Net income (loss)...............................  $(1,013)  $(2,269)  $(1,231)  $(1,004)  $  313
                                                    =======   =======   =======   =======   ======
  Weighted average common shares outstanding......    2,987     2,994     3,000     3,000    3,002
  Net effect of dilutive common share equivalents
     based on the treasury stock method...........       --        --        --        --      484
  Adjustments to reflect requirements of the
     Securities and Exchange Commission (Effect of
     SAB 83)......................................      331       331       331       331      331
                                                    -------   -------   -------   -------   ------
  Shares used in historical per share
     computations.................................    3,318     3,325     3,331     3,331    3,817
                                                    =======   =======   =======   =======   ======
  Historical net income (loss) per share
     reflecting requirements of the SEC...........  $ (0.31)  $ (0.68)  $ (0.37)  $ (0.30)  $ 0.08
                                                    =======   =======   =======   =======   ======
PRO FORMA INFORMATION:
  Shares used in historical per share
     computations.................................                        3,331              3,817
  Effect of assumed conversion of preferred stock
     from date of issuance........................                          980              1,070
                                                                        -------             ------
  Shares used in pro forma per share
     computations.................................                        4,311              4,887
                                                                        =======             ======
  Pro forma net income (loss) per share...........                      $ (0.29)            $  .06
                                                                        =======             ======
SUPPLEMENTAL INFORMATION:
  Shares used in historical per share
     computations.................................                        3,331              3,817
  Additional shares issued to effect the assumed
     paydown of debt..............................                           74                157
                                                                        -------             ------
  Shares used in supplemental per share
     computations.................................                        3,405              3,974
                                                                        =======             ======
  Net income (loss)...............................                      $(1,231)            $  313
  Income adjustment for elimination of interest
     related to paydown of debt...................                           51                 54
                                                                        -------             ------
  Supplemental net income (loss)..................                      $(1,180)            $  367
                                                                        =======             ======
  Supplemental net income (loss) per share........                      $ (0.35)            $  .09
                                                                        =======             ======
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